   As filed with the Securities and Exchange Commission on December 6, 1996
                                                 Registration No. 33-______

================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                          --------------------------

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                          --------------------------

                         SEACHANGE INTERNATIONAL, INC.
          ----------------------------------------------------------
             (Exact name of registrant as specified in its charter)

            Delaware                                   04-3197974
-------------------------------            ------------------------------------
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
 incorporation or organization)


                124 Acton Street, Maynard, Massachusetts  01754
           ---------------------------------------------------------
              (Address of principal executive offices) (Zip Code)

                  Amended and Restated 1995 Stock Option Plan
                 1996 Non-Employee Director Stock Option Plan
                       1996 Employee Stock Purchase Plan
                       ---------------------------------
                           (Full title of the plans)

                          William C. Styslinger, III
                President, Chief Executive Officer and Chairman
                         SEACHANGE INTERNATIONAL, INC.
                               124 Acton Street
                         Maynard,  Massachusetts 01754
                    --------------------------------------
                    (Name and address of agent for service)

                                   (508) 897-0100
          -----------------------------------------------------------
         (Telephone number, including area code, of agent for service)

                                   Copy to:
                         William B. Simmons, Jr., Esq.
                        TESTA, HURWITZ & THIBEAULT, LLP
                               High Street Tower
                                125 High Street
                               Boston, MA  02110
                                (617) 248-7000
================================================================================

                        CALCULATION OF REGISTRATION FEE

================================================================================



                                                              Proposed      Proposed
       Title of                                               Maximum       Maximum
      Securities                        Amount                Offering     Aggregate     Amount of
        to be                           to be                Price Per      Offering    Registration
      Registered                      Registered               Share         Price          Fee
----------------------------------------------------------------------------------------------------

Amended and Restated
1995 Stock Option Plan              715,409 shares         $   4.67(1)    $ 3,338,185    $ 1,011.57
Common Stock,
$.01 par value

Amended and Restated
1995 Stock Option Plan
Common Stock,                     1,225,369 shares         $ 24.875(2)    $30,481,054    $ 9,236.68
$.01 par value

1996 Non-Employee
Director Stock Option
Plan
Common Stock,
$.01 par value                       10,125 shares         $   7.33(1)    $    74,250    $    22.50

1996 Non-Employee
Director Stock Option
Plan
Common Stock,
$.01 par value                       19,875 shares         $ 24.875(2)    $   494,391    $   149.82


1996 Employee Stock
Purchase Plan
Common Stock,
$.01 par value                      300,000 shares         $ 24.875(2)    $ 7,462,500    $ 2,261.36


Total:                            2,270,778 shares                                       $12,681.93

================================================================================

(1) Such shares are issuable upon exercise of outstanding options with fixed exercise prices. Pursuant to Rule 457(h), the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised. The offering price per share set forth for such shares is the weighted average exercise price per share at which such options are exercisable.
(2) The price of $24.875 per share, which is the average of the high and low prices reported on the Nasdaq National Market on December 2, 1996, is set forth solely for purposes of calculating the filing fee pursuant to Rule 457(c) and has been used only for those shares without a fixed exercise price.

================================================================================

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.  Plan Information.
         ----------------

         The documents containing the information specified in this Item 1 will be sent or given to employees, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

Item 2.  Registrant Information and Employee Plan Annual Information.
         -----------------------------------------------------------

         The documents containing the information specified in this Item 2 will be sent or given to employees as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

         The following documents filed with the Commission are incorporated by reference in this Registration Statement:

         (a) Registrant's Prospectus dated November 4, 1996, contained in the Registrant's Registration Statement No. 333-12233 on Form S-1, as amended (the "Form S-1"), as filed with the Commission on November 5, 1996;

         (b) The section entitled "Description of Registrant's Securities to be Registered" contained in the Registrant's Registration Statement on Form 8-A, filed pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on September 18, 1996;

         (c) Registrant's Quarterly Report on Form 10-Q, as filed with the Commission on December 3, 1996.

     All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.
         -------------------------

       Not applicable.

Item 5.  Interest of Named Experts and Counsel.
         -------------------------------------

       Not applicable.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

     The Registrant's Amended and Restated Certificate of Incorporation incorporates substantially the provisions of the General Corporation Law of the State of Delaware providing for indemnification of directors, officers, employees and agents of the Registrant against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an officer, director, employee, agent or controlling stockholder of the Registrant. In addition, the Registrant is authorized to enter into indemnification agreements with its directors and officers providing mandatory indemnification to them to the maximum extent permissible under Delaware law.

     As permitted under Delaware law, the Registrant's Amended and Restated Certificate of Incorporation provides for the elimination of the personal liability of a director to the corporation and its stockholders for monetary damages arising from a breach of the director's fiduciary duty of care. The provision is limited to monetary damages, applies only to a director's actions while acting within his capacity as a director, and does not entitle the Registrant to limit direct liability for any judgment resulting from (a) any breach of the director's duty of loyalty to the Registrant or its stockholders;
(b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (c) paying an illegal dividend or approving an illegal stock repurchase; or (d) any transaction from which the director derived an improper benefit. In addition, Section 145 of the General Corporation Law of the State of Delaware provides generally that a person sued as a director, officer, employee or agent of a corporation may be indemnified by the corporation for reasonable expenses, including counsel fees, if in the case of other than derivative suits, he has acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation (and in the case of a criminal proceeding, had no reasonable cause to believe that his conduct was unlawful). In the case of a derivative suit, an officer, employee or agent of the corporation who is not protected by the Certificate of Incorporation may be indemnified by the corporation for reasonable expenses, including attorneys' fees, if he has acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in the case of a derivative suit in respect of any claim as to which an officer, employee or agent has been adjudged to be liable to the corporation unless the Delaware Court of Chancery or the court in which such action or suit was brought shall determine that such person is fairly and reasonably entitled to indemnity for proper expenses. Indemnification is mandatory in the case of a director, officer, employee, agent or controlling stockholder who is successful on the merits in defense of a suit against him.

         The Registrant maintains directors and officers liability insurance for the benefit of its directors and certain of its officers.

Item 7.  Exemption From Registration Claimed.
         -----------------------------------

         Not applicable.

Item 8.  Exhibits
         --------

         Exhibit No.   Description of Exhibit
         -----------   ----------------------

         Exhibit 4.1 Specimen certificate representing the Common Stock of the Registrant (filed as Exhibit 4.1 to the Registrant's Registration Statement on Form S-1 (File No. 333-12233) and incorporated herein by reference).

         Exhibit 4.2 Amended and Restated Certificate of Incorporation of the Registrant.

         Exhibit 4.3   Amended and Restated By-Laws of the Registrant.

         Exhibit 4.4 Form of Stock Restriction Agreement of the Registrant (filed as Exhibit 4.3 to the Registrant's Registration Statement on Form S-1 (File No. 333-12233) and incorporated herein by reference).

         Exhibit 4.5 Form of Stock Restriction Agreement Amendment of the Registrant (filed as Exhibit 4.4 to the Registrant's Registration Statement on Form S-1 (File No. 333-12233) and incorporated herein by reference).

         Exhibit 4.6   Amended and Restated 1995 Stock Option Plan (filed as
                       Exhibit 10.1 to the Registrant's Registration Statement on Form S-1 (File No. 333-12233) and incorporated herein by reference).

         Exhibit 4.7   1996 Non-Employee Director Stock Option Plan (filed as
                       Exhibit 10.2 to the Registrant's Registration Statement on Form S-1 (File No. 333-12233) and incorporated herein by reference).

         Exhibit 4.8   1996 Employee Stock Purchase Plan.

         Exhibit 5.1   Opinion of Testa, Hurwitz & Thibeault, LLP.

         Exhibit 23.1  Consent of Price Waterhouse LLP.

         Exhibit 23.2  Consent of Testa, Hurwitz & Thibeault, LLP (included in
                       Exhibit 5.1).

         Exhibit 24.1 Power of Attorney (included as part of the signature page to this Registration Statement).

Item 9.  Undertakings.
         ------------

          (a)  The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                    Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                    (iii) To include any material information with respect to
                          the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                    provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, SeaChange International, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Maynard, Commonwealth of Massachusetts, on this 6th day of December, 1996.


                                    SEACHANGE INTERNATIONAL, INC.


                                    By:/s/ Joseph S. Tibbetts, Jr.
                                       ---------------------------
                                      Joseph S. Tibbetts, Jr.
                                      Vice President, Finance and
                                      Administration, Chief Financial Officer
                                      and Treasurer



                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each such person whose signature appears below constitutes and appoints, jointly and severally, William C. Styslinger, III and Joseph S. Tibbetts, Jr., his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



       Signature                         Title                             Date
--------------------                ----------------                    -----------

/s/ William C. Styslinger, III      President, Chief Executive         December 6, 1996
------------------------------      Officer, Chairman of the Board
William C. Styslinger, III          and Director (Principal
                                    Executive Officer)

/s/ Joseph S. Tibbetts, Jr.         Vice President, Finance and        December 6, 1996
---------------------------         Administration, Chief Financial
Joseph S. Tibbetts, Jr.             Officer and Treasurer (Principal
                                    Financial and Accounting Officer)

/s/ Martin R. Hoffmann              Director                           December 6, 1996
---------------------------
Martin R. Hoffmann

/s/ Edward J. McGrath               Director                           December 6, 1996
---------------------------
Edward J. McGrath

/s/ Paul Saunders                   Director                           December 6, 1996
---------------------------
Paul Saunders

/s/ Carmine Vona                    Director                           December 6, 1996
---------------------------
Carmine Vona


                               INDEX TO EXHIBITS

Exhibit No.                   Description                               Page
-----------                   -----------                               ----

Exhibit 4.1 Specimen certificate representing the Common Stock of the Registrant (filed as Exhibit 4.1 to the Registrant's Registration Statement on Form S-1 (File No. 333-12233) and incorporated herein by reference).

Exhibit 4.2    Amended and Restated Certificate of Incorporation of the
               Registrant.

Exhibit 4.3    Amended and Restated By-Laws of the Registrant.

Exhibit 4.4    Form of Stock Restriction Agreement of the Registrant (filed as
               Exhibit 4.3 to the Registrant's Registration Statement on Form S-1 (File No. 333-12233) and incorporated herein by reference).

Exhibit 4.5 Form of Stock Restriction Agreement Amendment of the Registrant (filed as Exhibit 4.4 to the Registrant's Registration Statement on Form S-1 (File No. 333-12233) and incorporated herein by reference).

Exhibit 4.6    Amended and Restated 1995 Stock Option Plan (filed as Exhibit
               10.1 to the Registrant's Registration Statement on Form S-1 (File No. 333-12233) and incorporated herein by reference).

Exhibit 4.7    1996 Non-Employee Director Stock Option Plan  (filed as Exhibit
               10.2 to the Registrant's Registration Statement on Form S-1 (File No. 333-12233) and incorporated herein by reference).

Exhibit 4.8    1996 Employee Stock Purchase Plan.

Exhibit 5.1    Opinion of Testa, Hurwitz & Thibeault, LLP.

Exhibit 23.1   Consent of Price Waterhouse LLP.

Exhibit 23.2   Consent of Testa, Hurwitz & Thibeault, LLP (included in Exhibit
               5.1).

Exhibit 24.1 Power of Attorney (included as part of the signature page to this Registration Statement).